Exhibit 10.14

Memorandum and Acceptance Agreement

To:	[•]

From:	AGNC Mortgage Management, LLC

Date:	[•], 2017

Re:	Performance Incentive Plan - MTGE Award

We are pleased to inform you that on [•], 2017, AGNC Mortgage Management, LLC (the “Company”) granted you an Incentive Award (the “Award”) under the terms of the AGNC Mortgage Management, LLC Performance Incentive Plan - MTGE (the “Plan”) in the amount of $[•] (allocated to notional MTGE shares), subject to your acceptance of and agreement to the terms and conditions described in this Memorandum and Acceptance Agreement (this “Agreement”). As your Award vests, it will be paid pursuant to Section 6 of the Plan, subject to the terms of any valid deferral election between you and the Company. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
Your Award consists of three (3) equal installments (each, an “Installment”), each of which shall be considered a separate payment for purposes of Section 409A of the Code. Your Installments shall vest pursuant to the following vesting schedule, subject to your continued service with the Company and/or an Affiliate and the conditions set forth in the Plan:

Date	Vested Percentage
33.33%
33.33%
33.34%

In connection with a Re-Externalization (as defined below), your Award will become fully vested upon the occurrence of the earliest of any of the following events:

1.
While you are continuously employed by the AGNC or an Affiliate (or any of their successors): (i) a Re-Externalization occurs and on the date of such Re-Externalization, or during the thirty (30) day period thereafter if as a result of such Re-Externalization, (A) your job title, duties or responsibilities are materially and adversely changed, (B) your annual base salary or annual cash bonus opportunity is materially reduced or (C) your principal office is relocated to a location that is in excess of fifty (50) miles from Bethesda, Maryland; or (ii) a Re-Externalization occurs pursuant to prong (ii) of the definition below and as of the date of such Re-Externalization, the Third-Party Manager (as defined below) (or any of its affiliates) has failed to provide you with an offer of employment that provides for (A) a job title, duties or responsibilities that are materially no less favorable than your job title, duties or responsibilities immediately prior to such Re-Externalization, (B) an annual base salary and an annual cash bonus opportunity that are materially no less favorable than your annual base salary and annual cash bonus opportunity immediately prior to such Re-Externalization and (C) a principal office location that is not in excess of fifty (50) miles from Bethesda, Maryland (in any such case, as determined by the Committee, in its sole discretion); or

2.
During the 24-month period following completion of a Re-Externalization, your employment is terminated by the Company (or any of its successors) or the Third-Party Manager (or any of its affiliates), as applicable, as a result of your termination without Cause.

For purposes of this Agreement:

◦
“Re-Externalization” means (i) a sale, merger or other transaction that results in the transfer or issuance of a majority of the equity interests of the Company or AGNC Management, LLC to a third-party that is not an Affiliate of such entities (other than as a result of such transaction and the transfer or issuance of such equity interests) (a “Third-Party Manager”); or (ii) AGNC enters into, or otherwise becomes a party, to a management, investment advisory and/or administrative services agreement with Third-Party Manager pursuant to which the Third-Party Manager will provide all or substantially all of the investment advisory and administrative functions (e.g., accounting, treasury, legal, finance, investor relations, back office and other non-investment advisory services) of AGNC.

◦
If you commence employment with the Third-Party Manager pursuant to an offer of employment made on or before the date of a Re-Externalization, your termination of employment with the Company (or any of its successors) on the date of such Re-Externalization shall not constitute a cessation of continuous employment for purposes of this Agreement.

If you have any questions, please contact your Human Resources representative.
Otherwise, please sign below and return to [•] by [•], 2017 to accept and agree to the terms of the Award, including your agreement that the Award is fully subject to, and governed by, the terms of the Plan (as specifically modified herein), a copy of which the Company has previously provided to you.
Sincerely,
AGNC Mortgage Management, LLC
Accepted and agreed this _____ day of ____________, 2017:

[•]

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